SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 8, 2006

Fisher Scientific International Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-10920	02-0451017
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.
Representatives of the Company will make an investor presentation on March 8, 2006 at the Lehman Brothers Ninth Annual Global Healthcare Conference. Attached hereto as Exhibit 99.1 is a copy of the investor presentation materials, which are being furnished, but not filed, pursuant to Items 2.02 and 7.01 of this report on Form 8-K.
This current report on Form 8-K contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the attached investor presentation materials.
To supplement the Company’s investor materials presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance and liquidity. These non-GAAP measures are comprised of (i) adjusted diluted net income per share; (ii) adjusted operating income; (iii) free cash flow; (iv) adjusted operating margin; and (v) adjusted diluted net income per share, excluding amortization of intangibles. The 2006 non-GAAP measures exclude the effect of equity-based compensation expense related to FAS 123R.
The Company defines adjusted diluted net income per share and adjusted operating income as diluted net income per share and operating income, respectively, each computed in accordance with GAAP, excluding items that the Company considers to be nonrecurring to the Company’s operation and excluding amortization of goodwill during periods in which it was recognized. The Company calculates and discloses adjusted diluted net income per share and adjusted operating income because the Company believes that these measures may assist investors in evaluating trends of the Company’s operating results without regard to items that are not considered recurring. Amortization of goodwill is excluded in these calculations in order to present results for the periods prior to the 2002 adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”) that are comparable to results after adoption of SFAS 142. The Company defines adjusted diluted net income per share as adjusted diluted net income per share, excluding the impact of amortization of intangible assets. The Company calculates and discloses adjusted diluted net income per share, excluding amortization of intangibles, because the Company believes that this measure may assist investors in evaluating trends of the Company’s operating results without regard to items that are not considered recurring and noncash items that are primarily the result of the application of purchase accounting.
The Company defines free cash flow as cash provided by operating activities less capital expenditures, each computed in accordance with GAAP. The Company believes that free cash flow is a useful measure of liquidity.
The Company defines adjusted operating margin as adjusted operating income as a percentage of sales. The Company calculates and discloses adjusted operating margin because the Company believes that this measure may assist investors in evaluating trends of the Company’s operating results without regard to transactions that are not recurring and in order to present results for the periods prior to the 2002 adoption of SFAS 142 that are comparable to results after adoption of SFAS 142.
Investors should recognize these non-GAAP measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternative for measures of financial performance determined in accordance with GAAP, such as net income as a measure of operating results or cash flow as a measure of liquidity.
Item 7.01      Regulation FD Disclosure.
Representatives of the Company will make an investor presentation on March 8, 2006 at the Lehman Brothers Ninth Annual Global Healthcare Conference. Attached hereto as Exhibit 99.1 is a copy of the investor presentation materials, which are being furnished, but not filed, pursuant to Items 2.02 and 7.01 of this report on Form 8-K.
Item 9.01      Financial Statements and Exhibits.
(c)      Exhibits.
See Exhibit Index below.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER SCIENTIFIC INTERNATIONAL INC.
Dated: March 8, 2006	By:	/s/ Kevin P. Clark
		Name:	Kevin P. Clark
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fisher Scientific International Inc.’s investor presentation that will be presented on March 8, 2006. This Exhibit is furnished pursuant to Items 2.02 and 7.01 of this report in Form 8-K.